Exhibit 99.1

SuRo Capital Corp. Reports First Quarter 2024 Financial Results

Net Asset Value of $7.17 Per Share as of March 31, 2024

Completed $35 Million in New Investments Year-to-Date

NEW YORK, NY, May 8, 2024 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital”, the “Company”, “we”, “us”, and “our”) (Nasdaq: SSSS) today announced its financial results for the quarter ended March 31, 2024. Net assets totaled approximately $181.7 million, or $7.17 per share, at March 31, 2024, as compared to $7.99 per share at December 31, 2023 and $7.59 per share at March 31, 2023.

“We are pleased to share that we have deployed more capital in the last four months than in any period in the last two years. During the first quarter, we added one new portfolio company through a $10.0 million primary investment in Supplying Demand, Inc. (d/b/a Liquid Death), a CPG lifestyle beverage brand focused on still water, sparkling water, and teas. Subsequent to quarter-end, we completed a $10.0 million investment in Canva, Inc., a leading design software and collaboration platform with over 170 million monthly users. We also made a $15.0 million investment in CW Opportunity 2 LP, an SPV that will invest in CoreWeave, Inc., an AI cloud computing provider offering a suite of NVIDIA GPUs on top of its fast and flexible infrastructure,” said Mark Klein, Chairman and Chief Executive Officer of SuRo Capital.

“With these exciting new additions to our portfolio, and over $45.0 million in investable capital, we remain steadfast in our belief that there continue to be high-quality opportunities available at attractive prices that allow us to be both opportunistic and judicious with the deployment of capital,” Mr. Klein continued.

“As we have consistently demonstrated, SuRo Capital is committed to initiatives that enhance shareholder value, and we believe the market is currently undervaluing our portfolio. Given the discount our stock has traded at compared to net asset value per share, we believe our recent modified Dutch Auction tender offer was an efficient and accretive deployment of capital. As announced in the first quarter and executed subsequent to quarter-end, the modified Dutch Auction tender offer resulted in the purchase of 2.0 million shares of common stock for $4.70 per share. Further, we continue to monitor leveraging the remaining $20.7 million authorized under our active Share Repurchase Program,” concluded Mr. Klein.

Investment Portfolio as of March 31, 2024

At March 31, 2024, SuRo Capital held positions in 38 portfolio companies – 35 privately held and 3 publicly held, some of which may be subject to certain lock-up provisions – with an aggregate fair value of approximately $175.0 million, excluding short-term US treasuries. The Company’s top five portfolio company investments accounted for approximately 51% of the total portfolio at fair value as of March 31, 2024.

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Top Five Investments as of March 31, 2024

Portfolio Company ($ in millions)	Cost Basis	Fair Value	% of Total Portfolio
Learneo, Inc.	$15.0	$43.0	24.6%
ServiceTitan, Inc.	10.0	13.4	7.7
Blink Health, Inc.	15.0	11.6	6.6
Locus Robotics Corp.	10.0	10.9	6.2
StormWind, LLC	6.4	10.6	6.1
Total	$56.4	$89.5	51.1%

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Note: Total may not sum due to rounding.

First Quarter 2024 Investment Portfolio Activity

During the three months ended March 31, 2024, SuRo Capital made the following investment, excluding short-term US treasuries:

Portfolio Company	Investment	Transaction Date	Amount
Supplying Demand, Inc. (d/b/a Liquid Death)	Series F-1 Preferred Shares	1/18/2024	$10.0 million

During the three months ended March 31, 2024, SuRo Capital exited the following investments, excluding short-term US treasuries:

Portfolio Company	Transaction Date	Quantity Sold	Average Net Share Price(1)	Net Proceeds	Realized Gain/(Loss)
Nextdoor Holdings, Inc.(2)	Various	112,420	$1.92	$0.2 million	$(0.4 million)
PSQ Holdings, Inc. (d/b/a PublicSquare) – Public Warrants(3)	Various	100,000	$1.03	$0.1 million	$0.1 million

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(1)	The average net share price is the net share price realized after deducting all commissions and fees on the sale(s), if applicable.
(2)	As of February 23, 2024, SuRo Capital had sold its remaining Nextdoor Holdings, Inc. public common shares.
(3)	As of March 31, 2024, SuRo Capital held 2,296,037 remaining PSQ Holdings, Inc. (d/b/a PublicSquare) public warrants.

Subsequent to quarter-end through May 8, 2024, SuRo Capital made the following investments, excluding short-term US treasuries:

Portfolio Company	Investment	Transaction Date	Amount
Canva, Inc.	Common Shares	4/17/2024	$10.0 million
CW Opportunity 2 LP	Class A Interest	5/7/2024	$15.0 million

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First Quarter 2024 Financial Results

	Quarter Ended March 31, 2024		Quarter Ended March 31, 2023
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss	$(3.2)	$(0.13)	$(4.2)	$(0.15)

Net realized gain/(loss) on investments	(0.4)	(0.02)	0.2	0.01

Net change in unrealized appreciation/(depreciation) of investments	(18.4)	(0.73)	8.6	0.30

Net increase/(decrease) in net assets resulting from operations – basic (2)	$(22.1)	$(0.88)	$4.6	$0.16

Stock-based compensation	0.4	0.06	0.4	0.04

Increase/(decrease) in net asset value(2)	$(21.6)	$(0.82)	$5.0	$0.20
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(1)	Based on basic weighted-average number of shares outstanding for the relevant period.
(2)	Total may not sum due to rounding.

Weighted-average common basic shares outstanding were approximately 25.4 million and 28.4 million for the quarters ended March 31, 2024 and 2023, respectively. As of March 31, 2024, there were 25,353,284 shares of the Company’s common stock outstanding.

SuRo Capital’s liquid assets were approximately $84.6 million as of March 31, 2024, consisting of cash, short-term US Treasuries, and securities of publicly traded portfolio companies not subject to lock-up restrictions at quarter-end.

Modified Dutch Auction Tender Offer

On February 14, 2024, our Board of Directors authorized a modified Dutch Auction tender offer (the “Tender Offer”) to purchase up to 2.0 million shares of our common stock at a price per share not less than $4.00 and not greater than $5.00 in $0.10 increments, using available cash. In accordance with the Tender Offer, following the expiration of the Tender Offer at 5:00 P.M. Eastern Time on April 1, 2024, the Company repurchased 2,000,000 shares at a price of $4.70 per share, representing 7.9% of its outstanding shares. The per share purchase price of properly tendered shares represents 58.8% of net asset value per share as of December 31, 2023.

Share Repurchase Program

Under the Share Repurchase Program, the Company may repurchase its outstanding common stock in the open market, provided it complies with the prohibitions under its insider trading policies and procedures and the applicable provisions of the Investment Company Act of 1940, as amended, and the Securities Exchange Act of 1934, as amended.

Since inception of the Share Repurchase Program in August 2017, SuRo Capital has repurchased over 6.0 million shares of its common stock for an aggregate purchase price of approximately $39.3 million. This does not include repurchases under various tender offers during this time period. The dollar value of shares that may yet be purchased by SuRo Capital under the Share Repurchase Program is approximately $20.7 million. The Share Repurchase Program is authorized through October 31, 2024.

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Conference Call and Webcast

Management will hold a conference call and webcast for investors at 2:00 p.m. PT (5:00 p.m. ET) on May 8, 2024. The conference call access number for U.S. participants is 866-580-3963, and the conference call access number for participants outside the U.S. is +1 786-697-3501. The conference ID number for both access numbers is 6890583. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on May 15, 2024 by dialing 866-583-1035 (U.S.) or +44 (0) 20 3451 9993 (International) and using conference ID number 6890583.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions, or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions, and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements, and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq: SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in New York, NY and has offices in San Francisco, CA. Connect with the company on X, LinkedIn, and at www.surocap.com.

Contact

SuRo Capital Corp.

(212) 931-6331

IR@surocap.com

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	March 31, 2024	December 31, 2023
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $170,371,625 and $160,994,161, respectively)	$140,167,986	$147,167,535
Non-controlled/affiliate investments (cost of $32,733,009 and $32,775,940, respectively)	22,871,704	24,931,333
Controlled investments (cost of $18,771,097 and $18,771,097, respectively)	11,975,881	11,982,381
Total Portfolio Investments	175,015,571	184,081,249
Investments in U.S. Treasury bills (cost of $29,245,079 and $63,792,704, respectively)	29,621,913	63,810,855
Total Investments (cost of $251,120,810 and $276,333,902, respectively)	204,637,484	247,892,104
Cash	50,814,399	28,178,352
Escrow proceeds receivable	236,303	309,293
Interest and dividends receivable	137,657	132,607
Deferred financing costs	577,900	594,726
Prepaid expenses and other assets(1)	467,149	494,602
Total Assets	256,870,892	277,601,684
LIABILITIES
Accounts payable and accrued expenses(1)	1,270,583	346,308
Dividends payable	44,700	152,523
6.00% Notes due December 30, 2026(2)	73,834,474	73,745,207
Total Liabilities	75,149,757	74,244,038
Net Assets	$181,721,135	$203,357,646
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 25,353,284 and 25,445,805 issued and outstanding, respectively)	$253,533	$254,458
Paid-in capital in excess of par	248,883,867	248,454,107
Accumulated net investment loss	(7,527,013)	(4,304,111)
Accumulated net realized loss on investments, net of distributions	(12,772,846)	(12,348,772)
Accumulated net unrealized appreciation/(depreciation) of investments	(47,116,406)	(28,698,036)
Net Assets	$181,721,135	$203,357,646
Net Asset Value Per Share	$7.17	$7.99

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of March 31, 2023, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000. As of December 31, 2022, the 6.00% Notes due December 30, 2026 (effective interest rate of 6.53%) had a face value $75,000,000.

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SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2024	2023
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income(1)	$242,007	$49,475
Dividend income	21,875	63,145
Controlled investments:
Interest income	435,000	236,000
Interest income from U.S. Treasury bills	829,209	950,462
Total Investment Income	1,528,091	1,299,082
OPERATING EXPENSES
Compensation expense	2,185,318	2,136,754
Directors’ fees	171,113	160,565
Professional fees	728,559	990,834
Interest expense	1,214,267	1,213,286
Income tax expense	2,100	529,780
Other expenses	449,636	489,628
Total Operating Expenses	4,750,993	5,520,847
Net Investment Loss	(3,222,902)	(4,221,765)
Realized Gain/(Loss) on Investments:
Non-controlled/non-affiliated investments	(484,141)	189,343
Non-controlled/affiliate investments	60,067	—
Net Realized Gain/(Loss) on Investments	(424,074)	189,343
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	(16,395,171)	(2,063,577)
Non-controlled/affiliate investments	(2,016,699)	(1,320,364)
Controlled investments	(6,500)	12,032,872
Net Change in Unrealized Appreciation/(Depreciation) of Investments	(18,418,370)	8,648,931
Net Change in Net Assets Resulting from Operations	$(22,065,346)	$4,616,509
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$(0.87)	$0.16
Diluted(2)	$(0.87)	$0.16
Weighted-Average Common Shares Outstanding
Basic	25,393,490	28,378,529
Diluted(2)	25,393,490	28,378,529

(1)	Includes interest income earned on idle cash.
(2)	For the three months ended March 31, 2024 and March 31, 2023, there were no potentially dilutive securities outstanding.

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SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Per Basic Share Data
Net asset value at beginning of the year	$7.99	$7.39
Net investment loss(1)	(0.13)	(0.15)
Net realized gain/(loss) on investments(1)	(0.02)	0.01
Net change in unrealized appreciation/(depreciation) of investments(1)	(0.73)	0.30
Stock-based compensation(1)	0.06	0.04
Net asset value at end of period	$7.17	$7.59
Per share market value at end of period	$4.55	$3.62
Total return based on market value(2)	15.48%	(4.74)%
Total return based on net asset value(2)	(10.26)%	2.71%
Shares outstanding at end of period	25,353,284	28,338,580
Ratios/Supplemental Data:
Net assets at end of period	$181,721,135	$215,043,069
Average net assets	$202,519,594	$209,347,362
Ratio of net operating expenses to average net assets(3)	9.44%	10.70%
Ratio of net investment loss to average net assets(3)	(6.40)%	(8.18)%
Portfolio Turnover Ratio	0.18%	1.24%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based upon the change in market price per share between the opening and ending market values per share in the period, adjusted for dividends and equity issuances. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share in the period, adjusted for dividends and equity issuances.
(3)	Financial highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.

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